GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
ANNOUNCES ACQUISITION OF SAFETY PRODUCTS SUPPLIER

- S.P. Richards Enters Definitive Agreement to Buy The Safety Zone LLC -

Atlanta, Georgia, May 19, 2016 – Genuine Parts Company (NYSE: GPC) announced today an acquisition for its Office Products Group.

S.P. Richards Company, the Company’s Office Products Group, has entered into a definitive agreement to acquire The Safety Zone LLC (“Safety Zone”). Consummation of the transaction is expected on June 1, 2016, and is contingent upon satisfaction of customary closing conditions.

Safety Zone, headquartered in Guilford, Connecticut, is a direct importer and distributor of supplies and devices for safety, janitorial, medical, food service and food processing applications. Its broad customer base of more than 2,300 distributors is served from eight distribution centers in the U.S. and one in Canada. The addition of Safety Zone is expected to generate annual revenues of approximately $180 million.

Paul Donahue, President and Chief Executive Officer of Genuine Parts Company, stated, “The purchase of Safety Zone represents our ongoing commitment to accretive growth through targeted acquisitions. Our investment in Safety Zone serves to further diversify S.P. Richards’ product offering and is complementary to previous acquisitions such as Impact Products, Malt Industries and Garland C. Norris. The combination of these businesses along with our core facilities and breakroom supplies offering substantially enhance our growth opportunities with the traditional reseller customers as well as the janitorial and sanitation supply, food service, food processing and safety distributor channels. We are pleased to welcome the Safety Zone team to the S.P. Richards and GPC family. ”

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the Company’s ability to successfully integrate its acquired businesses, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2015 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes business products in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2015 revenues of $15.3 billion.

Contacts
Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Vice President — Investor Relations – (678) 934-5628